WAIVER

THIS WAIVER, dated the 27th day of September, 2006 (the “Waiver”), is hereby given by the undersigned pursuant to Section 6.3 of the Credit Agreement, dated September 23, 2005, as may be amended, supplemented, modified or restated from time to time (the “Credit Agreement”), by and among ePlus, inc. and its Subsidiaries named therein (“ePlus”), the banking institutions signatory thereto (the “Banks”) and National City Bank, as Administrative Agent for the Banks under the Credit Agreement (the “Agent”). Terms which are capitalized but undefined herein shall have the meaning ascribed thereto in the Credit Agreement.

Preliminary Statement

WHEREAS, GE Commercial Distribution Finance Corporation (“CDF”) provides inventory financing to ePlus Technology, inc. (“Technology”), a Subsidiary of ePlus;

WHEREAS, ePlus Group, inc. (“Group”), a Borrower under the Credit Agreement, from time to time, in its capacity as agent on behalf of its customers, orders inventory from Technology which is financed by CDF (“Inventory”), for the purpose of leasing such Inventory to customers of Group;

WHEREAS, Group has guaranteed Technology’s obligations to CDF for Inventory financed by CDF: (i) which is the subject of a purchase order issued by Group to Technology and (ii) for which Technology has not received payment in full (“CDF-Financed Inventory”), and secured such guaranty with such CDF-Financed Inventory (and accounts, proceeds and other claims relating thereto), to the extent Technology has not been paid in full for such CDF-Financing Inventory (collectively, the “Collateral”), pursuant to that certain Collateralized Guaranty dated March 30, 2004 (the “Guaranty”);

WHEREAS, the repayment of any amounts owned pursuant to such Guaranty (the “Guaranty Obligations” will be secured by (and CDF will have recourse only against) the Collateral;

WHEREAS, pursuant to Section 6.3 of the Credit Agreement, Group has agreed to not to grant a lien on the Collateral to any Person other than the Agent; and

WHEREAS, in connection with Group’s grant of a lien on the Collateral to CDF, the Borrowers have requested that the Agent and the Banks waive the limitations of Section 6.3 as and to the extent provided herein and that the Agent and the Banks enter into a letter agreement with CDF establishing the respective priority in the Collateral,

NOW, THEREFORE, the undersigned Agent and the Banks hereby agree to waive the limitations of Section 6.3 of the Credit Agreement to the extent necessary to permit group to grant a lien on the Collateral in favor of CDF.

The Waiver set forth above is granted precisely as written and shall not be deemed to be a waiver of or a consent to, or amendment, supplement or modification of, any other term or condition of the Credit Agreement (including, without limitation, the maximum amount of obligations which can be guaranteed by the Borrowers) or any of the instruments or agreements referred to therein or to prejudice any other right or rights which the Banks or the Agent may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.

IN WITNESS WHEREOF, the Agent and the Banks have caused this Waiver to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

NATIONAL CITY BANK, in its individual capacity as a
Bank and as Administrative Agent

/s/ Michael J. Labrum
By: Michael J. Labrum
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY OF
VIRGINIA

/s/ Ronald P. Gudbrandsen
By: Ronald Gudbrandsen
Title: Senior Vice President